Amended Limited Liability Company
                               Operating Agreement


This Amended Limited Liability Company Operating Agreement ("Agreement"), is entered into as of January 23, 2001, by and among the persons listed on Exhibit A hereto, as members ("Members") of Alliance Venture Management, LLC, a California limited liability company ("Company" or "LLC").

Whereas, the LLC acts as the general partner of Alliance Ventures I, L.P., Alliance Ventures II, L.P. and Alliance Ventures III, L.P. and as such receives a carried interest in the profits of these limited partnerships under an agreement between the parties dated October 15, 1999, and amended on February 28, 2000 ("Prior Agreements");

Whereas, the LLC proposes to additionally act as the general partner of Alliance Ventures IV, L.P. and Alliance Ventures V, L.P. and as such to receive a carried interest in the profits of that limited partnership;

Whereas, the Members previously provided in the Prior Agreements, for series of units to be known as Common Units, Series A units, Series B units, and Series C units for the purpose of allocating the carried interest in Alliance Ventures I, L.P., Alliance Ventures II, L.P. and Alliance Ventures III, L.P., respectively;

Whereas, the Members desire to additionally provide for series of units to be known as Series D units and Series E units for the purpose of allocating the carried interest in Alliance Ventures IV, L.P. and Alliance Ventures V, L.P., respectively; and

Whereas, the members hereby amend the Prior Agreement by adopting this Agreement, which shall replace the Prior Agreement in its entirety.

The parties agree as follows:


1.    Formation of Limited Liability Company

1.1   Formation
      The Members have formed the LLC under the laws of the State of California pursuant to the Beverly-Killea Limited Liability Company Act ("Act") by causing articles of organization ("Articles of Organization") for the Company to be filed in the Office of the Secretary of State of California, and by this Agreement intend to establish rules and regulations governing its ownership and control.

1.2   Name and Principal Place of Business
      Unless and until amended in accordance with this Agreement and the Act, the name of the LLC will be "Alliance Venture Management, LLC" The principal place of business of the LLC shall be Santa Clara, California, or such other place or places as the Managers from time to time determine.

1.3   Registered Office and Agent for Service of Process
      The Company shall maintain a registered office and agent for service of process as required by Section 17061 of the Act. The registered office shall be 2575 Augustine Drive, Santa Clara, California, and the agent for service of process shall be Bradley Perkins, or such other place and person as the Managers may designate.

1.4   Agreement
      For and in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members executing this Agreement hereby agree to the terms and conditions of this Agreement, as it may from time to time be amended.



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1.5   Business
      The purpose of the LLC is to engage in any lawful act or activity for which a limited liability company may be organized under the Act. The LLC shall serve as the general partner of the Partnership, subject to the terms and conditions of the agreement of limited partnership of the Partnership.

1.6   Definitions
      Terms not otherwise defined in this Agreement shall have the meanings set forth in Section 15.

1.7   Term
      The term of the Company shall commence upon the later to occur of:

      1.7.1the filing of Articles of Organization for the Company in the office of the Secretary of State of California; or

      1.7.2the execution of this Company Agreement by at least two Members and,

      unless the term of the LLC is otherwise extended or sooner terminated pursuant to the provisions of this Agreement, shall continue until ten years after the commencement of such term.

      Such term may be amended by amendment of this Agreement.


2.    Membership; Units

2.1   Members
      The Initial Members of the LLC shall be and include each of the persons whose names are set forth on Exhibit A hereto as of the date of this Agreement. Exhibit A shall be amended by the Managers as appropriate to reflect the admission of additional Members or the acquisition by existing Members of additional Units in the LLC.

2.2   Representations and Warranties
      Each Member hereby represents and warrants to the LLC and each of the other Members as follows:

      2.2.1Purchase Entirely for Own Account
           The Member is acquiring his interest in the LLC for the Member's own account for investment purposes only and not with a view to or for the resale, distribution, subdivision or fractionalization thereof and has no contract, understanding, undertaking, agreement, or arrangement of any kind with any Person to sell, transfer or pledge to any Person his interest or any part thereof nor does such Member have any plans to enter into any such agreement;

      2.2.2Investment Experience
           By reason of his business or financial experience, the Member has the capacity to protect his own interests in connection with the transactions contemplated hereunder, is able to bear the risks of an investment in the LLC, and at the present time could afford a complete loss of such investment;

      2.2.3Disclosure of Information
           The Member is aware of the LLC's business affairs and financial condition and has acquired sufficient information about the LLC to reach an informed and knowledgeable decision to acquire an interest in the LLC;

      2.2.4Federal and State Securities Laws
           The Member acknowledges that the interests in the LLC have not been registered under the Securities Act of 1933 or any state securities laws, inasmuch as they are being acquired in a transaction not involving a public offering, and under such laws, may not be resold or transferred by the Member without appropriate registration or the availability of an exemption from such requirements. In this connection, the Member represents that it or he is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act of 1933.

2.3   LLC Units
      Ownership of the LLC shall be divided into and represented by units of the LLC ("Units"). The LLC shall be authorized to issue six classes of units, Common Units, Series A Units, Series B Units, Series C Units, Series D Units and Series E Units. The total number of Units the LLC is authorized to issue shall be 6,000,000, of which 1,000,000 shall be Common Units, 1,000,000 shall be Series A Units, 1,000,000 shall be Series B Units, 1,000,000 shall be Series C Units, 1,000,000 shall be Series D Units, and 1,000,000 shall be Series E Units.

2.4   Voting Rights of LLC Units
      Each Common Unit shall be entitled to one vote per Unit, each Series A Unit shall be entitled to 10 votes per Unit, each Series B Unit shall be entitled to 10 votes per Unit, each Series C Unit shall be entitled to 10 votes per Unit, each Series D Unit shall be entitled to 10 votes per Unit, and each Series E Unit shall be entitled to 10 votes per Unit.

2.5   Additional Members, Issuance of Additional Units
      Additional Persons may be issued Units and admitted to the LLC as Members upon compliance with the provisions of this Agreement and upon such terms and conditions as the Managers may determine, provided that:

      2.5.1no new class of Units or interests having rights or preferences senior to those of the existing Units may be issued without the approval of Members holding a majority of each class of such outstanding subordinate Units; and

      2.5.2the Managers may not issue more than the total number of authorized
           Units, without the approval of the Members.

      Existing Members may be issued additional Units, upon compliance with the provisions of this Agreement and upon such terms and conditions as the Managers may determine, provided that no new class of Units or interests having rights or preferences senior to those of the existing Units may be issued without the approval of Members holding a majority of each class of outstanding subordinate Units, nor may the Managers issue more than the total number of authorized Units of the LLC without the approval of the Members.

2.6   Admission of Substitute Members
      Notwithstanding any other provision of this Agreement, no Assignee of Units of the LLC (including without limitation Permitted Transferees under Section 12.4 and purchasers pursuant to Section 12.5.6) shall be admitted as a Substitute Member and admitted to all the rights of the Member who assigned the Units, without the approval of the Managers. If so admitted, the Substitute Member shall have all the rights and powers and will be subject to all the restrictions and liabilities of the Member who originally assigned the Units. The admission of a Substitute Member shall not release any Member who previously assigned the Units from liability to the LLC that may have existed before such substitution. Consents required hereunder may be given in advance of any transfer by any writing signed by a Member.

2.7   Resignation or Withdrawal of a Member
      Except as specifically provided below, and subject to the provisions for transfer contained in Section 12, no Member may resign, retire or withdraw from membership in the LLC or withdraw his interest in the capital of the LLC.

2.8   Dissociation of a Member
      The Bankruptcy, death or Dissolution of a Member will:

      2.8.1cause such  Member to be  dissociated  from the LLC (a  "Dissociated
           Member");

      2.8.2terminate the continued membership of such Member in the LLC; and

      2.8.3cause a dissolution and winding-up of the LLC pursuant to Section 14 hereof except as expressly provided therein.

      Except as set forth above or expressly provided elsewhere in this Agreement, the death, withdrawal, resignation, expulsion, Bankruptcy or dissolution of a Member shall not cause a dissolution of the LLC.

2.9   Rights of Dissociating
      In the event any Member becomes a "Dissociated Member":

      2.9.1if the dissociation causes a dissolution and winding up of the LLC under Section 14, the Dissociated Member or its or his legal representative shall be entitled to participate in the winding up of the LLC to the same extent as any other Member; and

      2.9.2if the dissociation does not cause a dissolution and winding up of the LLC under Section 14, the Dissociated Member or his or its legal representative shall be treated as an Assignee unless admitted to the LLC as a Substitute Member pursuant to Section 2.7.

2.10  Rights of Members to Bind LLC
      Except as expressly provided herein no Member shall have the right to bind the LLC.


3.    Contributions to Capital

3.1   Initial Contributions
      Each Member has contributed cash or property having an agreed-upon Initial Carrying Value as set forth on Exhibit A hereto, which Exhibit A shall be revised to reflect any additional contributions made in accordance with
      Section 3.3.

3.2   Issuance of Units
      In exchange for the Initial Contribution of the Members, the Members shall be issued that number and class of Units set forth opposite their names on Exhibit A.

3.3   Additional Contributions
      Except as set forth in Section 2.5 above, no Member shall be permitted or required to make any additional contribution to the capital of the LLC without the consent of the Managers and the Members.

3.4   Interest
      No Member shall be entitled to any interest with respect to its or his contributions to or share of the capital of the LLC.


4.    Action by Members

4.1   Meetings of Members
      All meetings of the Members for the election of Managers shall be held in the City of Santa Clara, State of California, at such place as may be fixed from time to time by the Managers, or at such other place within the State of California as shall be designated from time to time by the Managers and stated in the notice of the meeting. Meetings of Members for any other purpose may be held at such time and place, within or without the State of California, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Members may participate in a meeting of the members by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

4.2   Annual Meetings

      4.2.1Annual meetings of Members, commencing with the year 1999, shall be held on such date and at such time as shall be designated from time to time by the Managers and stated in the notice of the meeting, at which they shall elect a board of Managers, and transact such other business as may properly be brought before the meeting.

      4.2.2Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each Member entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.

4.3   Special Meetings

      4.3.1Special meetings of the Members, for any purpose or purposes, may be called by the Managers and shall be called at the request in writing of any Member. Such request shall state the purpose or purposes of the proposed meeting.

      4.3.2A special meeting of the Members for the election of a new Board of Managers may be called by any Member entitled to vote thereon, within 90 days after the date on which such Member has acquired Units of the LLC.

      4.3.3Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting, to each Member entitled to vote at such meeting.

      4.3.4Business transacted at any special meeting of Members shall be limited to the purposes stated in the notice.

4.4   Membership List
      The Person who has charge of the Unit Register of the LLC shall prepare and make, at least ten days before every meeting of Members, a complete list of the Members entitled to vote at the meeting, arranged in alphabetical order, showing the address of each Member and the number of Units registered in the name of each Member. The list may be examined by any Member, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days before the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Member who is present.

4.5   Quorum

      4.5.1The holders of a majority of the Units issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Members for the transaction of business except as otherwise provided by statute. If, however, a quorum is not present or represented at any meeting of the Members, the Members entitled to vote thereat, present in person or represented by proxy, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. Upon resumption of an adjourned meeting, any business may be transacted that might have been transacted before the meeting was adjourned. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member entitled to vote at the meeting.

      4.5.2Except as otherwise provided herein, when a quorum is present at any meeting, the vote of the Members holding a majority of the Units present in person or by proxy shall decide any question brought before the meeting, except that the Board of Managers shall be elected as if the LLC were a California corporation and the Members were shareholders voting for the election of a board of directors and except to the extent that the express provision of the statutes, the Articles of Organization, or this Agreement require a different vote.

4.6   Voting Rights
      Each Member shall at every meeting of the Members be entitled to one vote in person or by proxy for each Unit, but no proxy shall be voted after three years from its date, unless the proxy expressly provides for a longer period. Members entitled to vote shall vote as a single class. Neither the assigning Member nor an Assignee of Units shall have any right to a vote with respect to any assigned Units. No Member who has assigned all of its or his Units (collectively, "Former Members") shall have any right to vote on any matter. A Member who has assigned some, but not all, of its or his Units shall be treated as a Member and entitled to a vote on all matters to the extent of its or his retained Units. No Assignee of Units shall have the right to consent, approve or vote on any matters unless such Assignee has become a Substitute Member pursuant to Section 2.6.

4.7   Action without Meeting
      Any action required to be taken at any annual or special meeting of Members, or any action which may be taken at any annual or special meeting of Members, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by Members holding outstanding Units having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Units entitled to vote thereon were present and voted. Accordingly, except to the extent expressly provided otherwise in this Agreement, any action or item requiring the approval of the Members, the consent of the Members, the affirmative vote of the Members or the like, shall in the absence of an annual or special meeting of the Members, require the approval, consent, vote or the like of those Members that hold at least a majority in number of the outstanding Units that are held by all Members at such time. Prompt notice of the taking of any action without a meeting by less than unanimous written consent shall be given to those Members who have not consented in writing.


5.    Management and Restrictions

5.1   Management by Managers
      Except for situations in which the approval of the Members is required by statute or this Agreement, the LLC shall be managed and controlled by the Managers acting as a Board of Managers. The Board of Managers may exercise all powers of the LLC and do all such lawful acts and things as are not by statute, the Articles of Organization or this Agreement, directed or required to be exercised or done by the Members. It is intended that the powers and authority of the Board of Managers shall be substantially the same as the powers and authority of a board of directors of a corporation formed under the laws of the State of California. Notwithstanding the above, the Managers may not authorize any investment by the Partnerships in any entity in which Alliance Venture Management has an equity interest, and may not permit to be done any of the following without the approval of the Members:

      5.1.1Any act or thing that the Act or this Agreement requires to be approved, consented to or authorized by the Members;

      5.1.2Voluntarily cause the dissolution of the LLC;

      5.1.3Compromise the liability of any Member for capital contributions or for excessive distributions pursuant to Section 11.5; or

      5.1.4Sell all or a significant part of the LLC assets, or engage in any material recapitalization or merger.



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5.2   Number; Vacancies
      The Members shall determine, at each annual meeting and at any special meeting called for the purpose of electing Managers, the number of Managers. Initially there shall be three Managers. Except for the initial Managers, the Managers shall be elected by the Members. Managers shall hold office until the next meeting, whether annual or special at which Managers are elected and such duly elected Managers are qualified. Managers may but need not be Members. The Members hereby elect N. Damodar Reddy, C.N. Reddy and V.R. Ranganath as the initial Managers. Vacancies and newly created Managerships resulting from any increase in the authorized number of Managers may be filled by a majority of the Managers then in office, though less than a quorum, or by a sole remaining Manager, and the Managers so chosen shall hold office until the next election of Managers and until their successors are duly elected and qualified, unless sooner displaced. If there are no Managers in office, then each Member shall serve as a Manager until the next election of Managers hereunder.

5.3   Meetings of Managers
      The Board of Managers of the LLC may hold meetings, both regular and special, either within or without the State of California. Regular meetings of the Board of Managers may be held without notice at times and places determined by the Board. Special meetings shall be called by any Manager. Members of the Board of Managers, or any committee designated by the Board of Managers may participate in a meeting of the Board of Managers or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting. At all meetings of the Board of Managers, a majority of the Managers shall constitute a quorum for the transaction of business. Notwithstanding the presence at a meeting of a quorum, all actions of the Board of Managers shall require the approval of a majority of all Managers, except as may be otherwise specifically provided by statute or this Agreement. If a quorum is not present at any meeting of the Board of Managers, the Managers present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

5.4   Action without Meeting
      Any action required or permitted to be taken at any meeting of the Board of Managers or of any committee thereof may be taken without a meeting, if all members of the Board of Managers or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Managers or committee.

5.5   Committees
      The Board of Managers may designate one or more committees, each committee to consist of one or more of the Managers. The Board may designate one or more Managers as alternate members of any committee, who may replace any absent or disqualified Manager at any meeting of the committee. Upon disqualification of a Manager of a committee, the Manager or Managers thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Manager to act at the meeting in the place of any such absent or disqualified Manager. Any such committee, to the extent provided in the resolution of the Board of Managers, shall have and may exercise all the powers and authority of the Board of Managers in the management of the business and affairs of the LLC; but no such committee shall have the power or authority to amend the Articles of Organization, adopt an agreement of merger or consolidation, recommend to the Members the sale, lease or exchange of all or substantially all of the LLC's property and assets, recommend to the Members dissolution of the LLC or revocation of a dissolution, take any action requiring a vote of 2/3 of the Managers or amend this Agreement; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a distribution or to authorize the issuance of Units. Such committee or committees shall have such name or names as may be determined from time to time by the Board of Managers. Each committee shall keep regular minutes of its meetings and report the same to the Board of Managers when required.



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5.6   Removal of Managers
      Any Manager or the entire Board of Managers may be removed, with or without cause, by the holders of a majority of Units entitled to vote at an election of Managers.

5.7   Compensation of Managers
      The Managers may be paid their expenses, if any, of attendance at each meeting of the Board of Managers and may be paid a fixed sum for attendance at each meeting of the Board of Managers or a stated salary as Manager. No such payment shall preclude any Manager from serving the LLC in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

5.8   Amendment of Articles of Organization or Agreement
      The Managers shall have the duty and authority to amend the Articles of Organization or this Agreement as and to the extent necessary to reflect any and all changes or corrections necessary or appropriate as a result of any action taken by the Members or Managers in accordance with the terms of this Agreement.


6.    Notices

6.1   Notices
      Whenever notice is required to be given to any Member by the Act, the Articles of Organization or this Agreement, it shall be given in writing, by mail, addressed to such Member at his address as it appears on the records of the LLC with postage thereon prepaid, and shall be deemed given when it is deposited in the United States mail. Notice to Members may also be given by telegram or facsimile.

6.2   Waiver of Notice
      A Member may waive notice, provided that the waiver is in writing signed by the Member whether before or after the notice is required to be given.


7.    Officers

7.1   Officers
      The Managers may create such offices and elect such officers as they deem appropriate. Any number of offices may be held by the same person. The duties of such officers shall be established from time to time by the Managers. Initially, N. Damodar Reddy is appointed Chairman of the Board of Managers, V.R. Ranganath is appointed President, and Bradley Perkins is appointed Secretary, until their resignation or replacement by the Managers.


8.    Unit Certificates

8.1   Certificates
      Every Member of the LLC shall be entitled to have a certificate, signed by two officers, certifying the class and number of Units owned by it or him.

8.2   Replacement Certificates
      The Managers may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the LLC alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificates of stock to be lost, stolen or destroyed. When authorizing issuance of a new certificate or certificates, the Managers may, in their discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as they shall require and/or to give the LLC a bond in such sum as they may direct as indemnity against any claim that may be made against the LLC with respect to the certificates alleged to have been lost, stolen or destroyed.

8.3   Transfers
      Upon surrender to the LLC of a certificate for Units duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the LLC, provided that the transfer is in compliance with the terms of this Agreement, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

8.4   Unit Register
      In order that the LLC may determine the Members entitled to notice of or to consent, approve or vote on any matter, or the Members or Assignees entitled to receive payment of any distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Managers shall fix, in advance, a record date, which shall not be more than 60 nor less than ten days before the date of such action or event.

8.5   Rights of Registered Owner
      The LLC shall be entitled to recognize the exclusive right of a person registered on its books as the owner of Units to receive dividends and vote, and to hold liable for calls and assessments a person registered the LLC shall not be bound to recognize any equitable or other claim to or interest in such Units on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of California.

8.6   Legends
      Each certificate prepared by the LLC shall bear such legends as the Managers determine to be necessary to comply with applicable securities laws or to preserve the enforceability of any agreement, including this Agreement, to which the LLC may be a party.


9.    Accounting and Records

9.1   Financial and Tax Reporting
      The LLC shall prepare its financial statements in accordance with generally accepted accounting principles as from time to time in effect and shall prepare its income tax information returns using such methods of accounting and tax year as the Managers deem necessary or appropriate under the Code and Treasury Regulations.

9.2   Supervision; Inspection of Books
      Proper and complete books of account and records of the business of the LLC (including those books and records identified in Section 18-305 of the Act) shall be kept under the supervision of the Managers at the LLC's principal office and at such other place as designated by the Managers. The Managers shall give notice to each Member of any change in the location of the books and records. The books and records shall be open to inspection, audit and copying by any Member, or his designated representative, upon reasonable notice at any time during business hours for any purpose reasonably related to the Member's interest in the LLC. Any information so obtained or copied shall be kept and maintained in strictest confidence except as required by law.

9.3   Reliance on Records and Books of Account
      Any Member or Manager shall be fully protected in relying in good faith upon the records and books of account of the LLC and upon such information, opinions, reports or statements presented to the LLC by its Managers, any of its Members, officers, employees or committees, or by any other person, as to matters the Managers or Members reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the LLC, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the LLC or any other facts pertinent to the existence and amount of assets from which distributions to members might properly be paid.


      9.4  Annual Reports
      The annual financial statements of the LLC shall be audited and reported on as of the end of each Fiscal Year by a firm of independent certified public accountants selected by the Managers, provided that the Managers may waive the requirement of an audit at any time and for any reason. A copy of the annual report shall be transmitted to the Members within 90 days after the end of each Fiscal Year.

9.5   Tax Returns
      The Managers shall, within 90 days after the end of each Fiscal Year, file a Federal income tax information return and transmit to each Member a schedule showing such Member's distributive share of the LLC's income, deductions and credits, and all other information necessary for such Members to timely file their Federal income tax returns. The Managers similarly shall file, and provide information to the Members regarding, all appropriate state and local income tax returns.

9.6   Tax Matters Partner
      V.R. Ranganath shall serve as the "Tax Matters Partner" (within the meaning of Code Section 6231) until a successor is designated by the Managers.


10.   Allocations

10.1  Allocation of Net Income or Net Loss
      For each Accounting Period, Net Income or Net Loss of the LLC, or items thereof, other than Net Income attributed to or resulting from the Carried Interests from Alliance Ventures I and Alliance Ventures II, shall be allocated to the Members in proportion to their ownership of outstanding Common Units. Any Net Income or Net Loss attributed to or resulting from the Carried Interest from Alliance Ventures I shall be allocated to the Members in proportion to their ownership of outstanding Series A Units. Any Net Income or Net Loss attributed to or resulting from the Carried Interest from Alliance Ventures II shall be allocated to the Members in proportion to their ownership of outstanding Series B Units. Any Net Income or Net Loss attributed to or resulting from the Carried Interest from Alliance Ventures III shall be allocated to the Members in proportion to their ownership of outstanding Series C Units.

10.2 Other Allocations; Qualified Income Offset; Prophylactic Offset Minimum-Gain Chargeback Notwithstanding the provisions of Section 10.1, the following special allocations shall be made in the following order set forth below. Terms appearing in quotes in this Section 10.2 are as defined in Treasury Regulations Section 1.704-2, and that regulation shall govern determinations required by the rules set forth in this Section 10.2.

      10.2.1 All "nonrecourse deductions" shall be allocated among the holders of Common Units in proportion to their ownership of outstanding Common Units from time to time during such period.

      10.2.2 All "partner nonrecourse deductions" shall be specially allocated to the Members who bear the economic risk of loss with respect to the "partner nonrecourse debt" to which such "partner nonrecourse deductions" are attributable.

      10.2.3 Except as otherwise provided in Treasury Regulations Section 1.704-2(f), if there is a net decrease in "partnership minimum gain" during any Fiscal Year, each Member shall be specially allocated items of LLC income and gain for such Fiscal Year (and, if necessary, future Fiscal Years) in an amount equal to such Member's share of the net decrease. This Section 10.2.3 is intended to comply with the minimum gain chargeback requirements of Treasury Regulations Section 1.704-2 and shall be interpreted accordingly.

      10.2.4 Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), if there is a net decrease in "partner nonrecourse debt minimum gain" attributable to a "partner nonrecourse debt" during any Fiscal Year, each Member who has a share of such "partner nonrecourse debt minimum gain" shall be specially allocated items of LLC income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to that share. This
           Section 10.2.4 is intended to comply with the minimum gain chargeback requirements of Treasury Regulations Section 1.704-2 and shall be interpreted accordingly.

      10.2.5 If a Member's capital account has an Unadjusted Excess Negative Balance at the end of any Fiscal Year, the Member will be reallocated items of LLC income and gain for such Fiscal Year (and, if necessary, future Fiscal Years) in the amount necessary to eliminate such Unadjusted Excess Negative Balance as quickly as possible.

      10.2.6 If a Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4) through (d)(6), items of LLC income and gain shall be specially allocated to the Member to eliminate any Excess Negative Balance in such Member's Capital Account (determined after application of Section 10.2.5) created thereby as quickly as possible. This Section 10.2.6 is intended to constitute a "qualified income offset" within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted accordingly.

      10.2.7 A Member shall not be allocated any item of LLC loss or deduction to the extent the allocation would cause the Member's capital account to have an Excess Negative Balance.

      10.2.8 The allocations set forth in the preceding provisions of this
           Section 10.2 (hereinafter, the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset with other Regulatory Allocation or with special allocations of other items of LLC income, gain, loss or deduction pursuant to this Section 10.2(h). Therefore, notwithstanding any other provision of this Agreement (other than the provisions governing the Regulatory Allocations) the Board of Managers shall make such offsetting special allocations of LLC income, gain, loss or deduction in whatever manner it determines appropriate, to the end that each Member's Capital Account balance should equal the balance the Member would have had if the Regulatory Allocations were not part of this Agreement and all LLC items were allocated pursuant to Section 10.1. In exercising its discretion under this Section 10.2.8, the Board of Managers shall take into account future Regulatory Allocations under Sections 10.2.3 and
           10.2.4 above that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 10.2.1 and
           10.2.2 above.

      10.2.9 For purposes of this Section 10.2, "Excess Negative Balance" shall mean the excess of the negative balance in a Member's Capital Account (computed with any adjustments which are required by Treasury Regulations Section 1.704-1(b)(2)(ii)(d)) over the amount the Member is obligated to restore to the LLC (computed under the principles of Treasury Regulations Section 1.704-1(b)(2)(ii)(c)) inclusive of any addition to such restoration obligation pursuant to application of the provisions of Treasury Regulations Section 1.704-2 or any successor provisions thereto.

      10.2.10 For purposes of this Section 10.2, "Unadjusted Excess Negative Balance" shall have the same meaning as Excess Negative Balance, except that the Unadjusted Excess Negative Balance of a Member shall be computed without effecting the reductions to such Member's Capital Account described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d).

10.3  Special Tax Provisions

      10.3.1    Partnership Status
           The Members expect and intend that the LLC shall be treated as a partnership for all federal income tax purposes and each Member and the Managers agree that they:

           10.3.1.1 will not on any federal, state, local or other tax return take a position, and shall not otherwise assert a position, inconsistent with such expectation and intent; or

           10.3.1.2 do any act or thing that could cause the LLC to be treated as other than a partnership for federal income tax purposes.

      10.3.2    Tax Allocations
           Except as otherwise provided in this Section 10 or required by the Code and Treasury Regulations, items of income, gain, loss or deduction recognized for income tax purposes shall be allocated in the same manner that the corresponding items entering into the calculation of Net Income and Net Loss are allocated pursuant to this Agreement.

      10.3.3    Section 704(c) Adjustments
           In accordance with Code Section 704(c) and the Treasury Regulations thereunder, items of income, gain, loss and deduction with respect to an asset, if any, contributed to the capital of the LLC shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the LLC for federal income tax purposes and its fair market value upon contribution to the LLC.

      10.3.4 If the Carrying Value of any asset is adjusted pursuant to the terms of this Agreement, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset to the LLC for federal income tax purposes and its Carrying Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

      10.3.5    Section 754 Election
           A Section 754 election may be made for the LLC at the sole discretion of the Managers. In the event of an adjustment to the adjusted tax basis of any LLC asset under Code Section 734(b) or Code Section 743(b) pursuant to a Section 754 election, subsequent allocations of tax items shall reflect such adjustment consistent with the Treasury Regulations promulgated under Sections 704, 734 and 743 of the Code.

      10.3.6 Allocations upon Transfers of LLC Interests If during an Accounting Period, a Member ("Transferring Member") transfers Units to another person, items of Net Income and Net Loss, together with corresponding tax items, that otherwise would have been allocated to the Transferring Member with regard to such Accounting Period shall be allocated between the Transferring Member and the transferee in accordance with their respective Units during the Accounting Period using any method permitted by Section 706 of the Code and selected by the Board of Managers.


11.   Distributions

11.1  Distributions to Preferred and Common Units
      The holders of the outstanding Series A Units shall receive all distributions from the LLC resulting from the Carried Interest from Alliance Ventures I, the holders of the outstanding Series B Units shall receive all distributions from the LLC resulting from the Carried Interest from Alliance Ventures II, the holders of the outstanding Series C Units shall receive all distributions from the LLC resulting from the Carried Interest from Alliance Ventures III, and the holders of the outstanding Common Units shall receive all other distributions from the LLC.

11.2  Allocation of Distributions among Holders of Units
      All distributions by the LLC to holders of Series A Units, Series B Units, Series C Units, Series D Units, Series E Units and Common Units shall be made in proportion to the holders' ownership of such outstanding Units at the time of the distribution.

11.3  Mandatory Tax Distributions
      In order to permit holders of Units to pay taxes on their allocable share of the taxable income of the LLC, the Managers shall cause the LLC to distribute, not later than February 28 of each year, to each holder of a Unit an amount equal to the excess, if any, of:

      11.3.1 the product of the aggregate net taxable income of the LLC determined on a cumulative basis for all Accounting Periods that has been allocated to such holder (and any predecessor holder) computed without regard to any basis adjustments under Section 743(b) of the Code of such Unit multiplied by 0.45; over

      11.3.2 all amounts previously distributed to such holder and any predecessor holder;

      the decimal fraction in these Sections 11.3.1 and 11.3.2 shall be adjusted to the extent necessary (as determined in good faith by the Managers from time to time) to reflect any change in the higher of the maximum rate of tax imposed on individual taxpayers resident in California under the Code or the laws of the State of California and the maximum rate of tax imposed on corporate taxpayers doing business in California under the Code or the laws of the State of California. Any distributions made with respect to Series A Units, Series B Units and Series C Units pursuant to this Section
      11.3 shall reduce on a dollar-for-dollar basis the distributions required or permitted to be made with respect to such Units pursuant to any other provision of this Agreement.

11.4  Discretionary Distributions
      In addition to the distributions provided for in Sections 11.1, 11.2 and 11.3, at any time that there are no Series A Units, Series B Units and Series C Units outstanding, the Managers may, in their sole discretion, make additional distributions to the holders of outstanding Common Units in such amounts and at such times as they shall from time to time determine.

11.5  Restriction on Distributions and Withdrawals

      11.5.1 The LLC shall not make any distribution to the holders of Units unless immediately after giving effect to the distribution, all liabilities of the LLC, other than liabilities to Members on account of their interest in the LLC and liabilities as to which recourse of creditors is limited to specified property of the LLC, do not exceed the fair value of the LLC assets, provided that the fair value of any property that is subject to a liability as to which recourse of creditors is so limited shall be included in the LLC assets only to the extent that the fair value of the property exceeds such liability.

      11.5.2 Except as otherwise required by law no holder of Units shall be liable to the LLC for the amount of a distribution received provided that, at the time of the distribution, such holder of Units did not know that the distribution was in violation of Section 11.5.1. A Member which receives a distribution in violation of Section 11.5.1, and which knows at the time of the distribution that the distribution violated such condition, shall be liable to the LLC for the amount of the distribution.

11.6  No Other Withdrawals
      Except as otherwise expressly provided for in this Agreement no withdrawals or distributions shall be required or permitted.


12.   Transfer of Membership

12.1  Transfer
      Any Member or Assignee may Transfer any portion of its or his Units only if:

      12.1.1 the transferor shall have complied with the Right of First Refusal imposed by Section 12.5 hereof;

      12.1.2 the Assignee shall have agreed in writing to assume all of the obligations of the assignor with respect to the Units assigned (including the obligations imposed hereunder as a condition to any transfer); and

      12.1.3 the Managers in their sole discretion have consented to such Transfer and shall have concluded (which conclusion may be based upon an opinion of counsel satisfactory to them) that such assignment or disposition will not:

           12.1.3.1 result in a violation of the Securities Act of 1933 as amended, or any other applicable statute of any jurisdiction;

           12.1.3.2 result in a termination of the LLC for Federal or state income tax purposes or result in (or materially increase the risk of) the LLC being treated as a publicly traded partnership or otherwise taxable as a corporation for Federal income tax purposes; or

           12.1.3.3 result in a violation of any law, rule or regulation by the Member, the Assignee, the LLC or the other Members.

      For purposes of this Section 12.1 the phrase "publicly traded partnership" shall have the meaning set forth in Section 7704(b) and 469(k) of the Code.

12.2  Transfer Void
      Any purported Transfer of Units in contravention of this Section 12 shall be void and of no effect to, on or against the LLC, any Member, any creditor of the LLC or any claimant against the LLC.

12.3  Rights of Assignees
      The Assignee of Units has no right to vote or to participate in the management of the business and affairs of the LLC or to become a Member. The Assignee is only entitled to receive distributions and to be allocated the Net Income and Net Loss (and items thereof) attributable to the Units transferred to the Assignee.

12.4  Admission of Permitted Transferees
      Notwithstanding Section 12.5 below, the Units of any Member shall be transferable free from any Right of First Refusal if:

      12.4.1 the transfer occurs by reason of or incident to the death, or divorce, of the transferor Member;

      12.4.2 the transferee is a Permitted Transferee, and such Permitted Transferee agrees in writing to be bound by the terms and conditions of this Agreement as fully as if it were an original signatory hereto.

      A "Permitted Transferee" is any member of such Member's immediate family including, in the case of the divorce of a Member from his or her spouse, such spouse. A Permitted Transferee will be admitted as a Substitute Member only in accordance with Section 2.5 hereof. Units transferred pursuant to the death of a Member shall be subject to the provisions of
      Section 2.9 (relating to Dissociated Members) whether or not transferred to a Permitted Transferee.

12.5  Right of First Refusal

      12.5.1    Grant
           The LLC is hereby granted the right of first refusal ("First Refusal Right"), exercisable in connection with any proposed Transfer of Units.

      12.5.2    Notice of Intended Disposition
           In the event a Member desires to accept a bona-fide third-party offer for the Transfer of any or all of the Member's Units (Units subject to such offer to be hereinafter called "Target Units"), such Member shall promptly:

           12.5.2.1 deliver to the LLC written notice ("Disposition Notice") of the terms and conditions of the offer, including the purchase price and the identity of the third-party offeror; and

           12.5.2.2 Provide satisfactory proof that the disposition of the Target Units to such third-party offeror would not be in contravention of the provisions set forth in Section 12.1.

      12.5.3    Exercise of Right
           The LLC (or its assignees) shall, for a period of 25 days following receipt of the Disposition Notice, have the right to repurchase all, but not less than all, of the Target Units specified in the Disposition Notice upon the same terms and conditions specified therein or upon terms and conditions which do not materially vary from those specified therein. Such right shall be exercisable by delivery of written notice ("Exercise Notice") to the transferor Member before the end of the 25-day exercise period.

      12.5.4    Valuation
           If the purchase price specified in the Disposition Notice is payable in property other than cash or evidences of indebtedness, the LLC (or its assignees) may pay the purchase price in cash equal to the value of such property. If the Member and the LLC (or its assignees) cannot agree on such cash value within ten (10) days after the LLC's receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by the Member and the LLC (or its assignees) or, if they cannot agree on an appraiser within 20 days after the LLC's receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by the Member and the LLC. The closing shall then be held on the later of:

           12.4.4.1 the fifth business day following delivery of the Exercise Notice; or

           12.4.4.2 the fifth business day after such cash valuation shall have been made.

      12.5.5    Exercise of Rights
           If the right of the LLC is exercised with respect to all the Target Units specified in the Disposition Notice, then the LLC, its assignees and/or the Members (as the case may be) shall effect the purchase of the Target Units, including payment of the purchase price, on the same payment terms specified in the Disposition Notice; and the selling Member shall deliver to the LLC the certificates representing the Target Units to be repurchased, each certificate to be properly endorsed for transfer. The closing shall then be held on the later of:

           12.5.5.1 sixty (60) days following delivery of the Disposition Notice; or

           12.5.5.2 the fifth business day after any necessary valuation shall have been made.

      12.5.6    Non-Exercise of Right
           In the event the LLC or its assignees do not exercise their purchase rights in accordance with this Section 12.5, the selling Member shall have a period of 30 days thereafter in which to sell or otherwise dispose of the Target Units to the third-party offeror identified in the Disposition Notice upon terms and conditions (including the purchase price) no more favorable to such third-party offeror than those specified in the Disposition Notice; provided, however, that any such sale or disposition must not be effected in contravention of the provisions of Section 12.1. If the Member does not effect such sale or disposition of the Target Units within the specified 30-day period, the LLC's First Refusal Right shall continue to apply to any subsequent disposition of the Target Units by Member.

      12.5.7    Recapitalization/Merger

           12.5.7.1 In the event of any Unit stock split, recapitalization or other transaction affecting the LLC's outstanding Units without receipt of consideration, then any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Units shall be immediately subject to the LLC's First Refusal Right hereunder, but only to the extent the Units are at the time covered by such right.

           12.5.7.2 In the event of:

                12.5.7.2.1  a merger or  consolidation  in which the LLC is not the surviving entity;

                12.5.7.2.2  a sale,  transfer  or other  disposition  of all or substantially all of the LLC's assets;

                12.5.7.2.3 a reverse merger in which the LLC is the surviving entity but in which the LLC's outstanding voting securities are transferred in whole or in part to a person or persons other than those who held such securities immediately before the merger; or

                12.5.7.2.4  any  transaction  effected  primarily to change the
                     State in which the LLC is organized, or to create a holding company structure,

                the LLC's First Refusal Right shall remain in full force and effect and shall apply to the new capital stock or other property received in exchange for the Purchased Units in consummation of the transaction, but only to the extent the Purchased Units are at the time covered by such right.

12.6  Marital Dissolution or Legal Separation

      12.6.1    Grant
           In connection with the dissolution of the marriage or the legal separation of any Member, the LLC shall have the right ("Special Purchase Right"), exercisable at any time during the 30-day period following the LLC's receipt of the required Dissolution Notice under
           Section 12.6.2, to purchase from the Member's spouse, in accordance with the provisions of Section 12.6.3 any or all Units which are or would otherwise be awarded to such spouse incident to the dissolution of marriage or legal separation in settlement of any community property or other marital property rights such spouse may have or obtain in the Units. The Special Purchase Right shall not apply to any Units retained by the Member.

      12.6.2    Notice of Decree or Agreement
           Each Member shall promptly provide the LLC with written notice ("Dissolution Notice") of:

           12.6.2.1 the entry of any judicial decree or order resolving the property rights of the Optionee and the Optionee's spouse in connection with their marital dissolution or legal separation; or

           12.6.2.2 the execution of any contract or agreement relating to the distribution or division of such property rights.

           The Dissolution Notice shall be accompanied by a copy of the actual decree of dissolution or settlement agreement between the Optionee and the Optionee's spouse which provides for the award to the spouse of Units in settlement of any community property or other marital property rights such spouse may have in such Units.

      12.6.3    Exercise of Special Purchase Right
           The Special Purchase Right shall be exercisable by delivery of written notice ("Purchase Notice") to the Member and the Member's spouse within 30 days after the LLC's receipt of the Dissolution Notice. The Purchase Notice shall indicate the number of the Units to be purchased by the LLC, the date such purchase is to be effected (such date to be not less than five business days, nor more than 10 business days, after the date of the Purchase Notice), and the amount which the LLC proposes to pay for such Units. If the Member's Spouse does not agree to the amount proposed to be paid by the LLC, then the price to be paid shall be the fair market value of the Units determined as set forth in the remainder of this Section and the purchase shall occur ten business days following the completion of such valuation, provided that if the fair market value is greater than 110% of the purchase price set forth in the Purchase Notice, the LLC shall have the right to withdraw such Notice. The fair market value of the Units shall be the value agreed to by the Member's Spouse or its or his legal representative and the LLC. If such person and the LLC are unable to agree to a value, within 10 days after the notice of election to purchase the Units has been given, the fair market value shall be established by an appraiser of recognized standing selected by the Member's Spouse or his or its legal representative and the LLC, or, if they cannot agree on an appraiser within 20 days after the expiration of the aforementioned ten-day period, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of the fair market value. The cost of determining the fair market value shall be paid by the LLC.


13.   Indemnification and Limitation of Liability

13.1  Indemnification

      13.1.1 To the fullest extent permitted by the Act and by law, the Managers, Members, the partners, members or shareholders of any Member, if such Member is organized as a partnership, limited liability company or corporation, respectively, and the partners, shareholders, controlling persons, officers, Managers and employees of any of the foregoing (herein referred to as "Indemnitees") shall, in accordance with this Section 13.1 be indemnified and held harmless by the LLC from and against any and all loss, claims, damages, liabilities joint and several, expenses, judgments, fines, settlements and other amounts arising from any and all claims (including reasonable legal expenses), demands, actions, suits or proceedings (civil, criminal, administrative or investigative) in which they may be involved, as a party or otherwise, by reason of their management of, or involvement in, the affairs of the LLC, or rendering of advice or consultation with respect thereto, or which relate to the LLC, its properties, business or affairs, if such Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in, or not opposed to, the best interests of the LLC, and with respect to any criminal proceeding, had no reasonable cause to believe the conduct of such Indemnitee was unlawful. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the LLC or that the Indemnitee had reasonable cause to believe that the Indemnitee's conduct was unlawful (unless there has been a final adjudication in the proceeding that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the LLC; or that the Indemnitee did have reasonable cause to believe that the Indemnitee's conduct was unlawful).

      13.1.2 The LLC may also indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the LLC to procure a judgment in its favor by reason of the fact that such Person is or was an officer, employee or agent of the LLC, against expenses actually or reasonably incurred by such Person in connection with the defense or settlement of such action, if such Person acted in good faith and in a manner such Person reasonably believed to be in, or not opposed to, the best interests of the LLC, except that indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable for misconduct in the performance of the Person's duty to the LLC only to the extent that the court in which such action or suit was brought, or another court of appropriate jurisdiction, determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. To the extent that the Person has been successful on the merits or otherwise in defense of any proceedings referred to herein, or in defense of any claim, issue or matter therein, the Person shall be indemnified by the LLC against expenses actually and reasonably incurred by the Person in connection therewith. Notwithstanding the foregoing, no Person shall be entitled to indemnification hereunder for any conduct arising from the gross negligence or willful misconduct or reckless disregard in the performance of the Person's duties under this Agreement.

      13.1.3 Expenses (including attorneys' fees) incurred in defending any proceeding under Sections 13.1.1 or 13.1.2 may be paid by the LLC in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the Indemnitee or Person to repay such amount if it shall ultimately be determined that the Indemnitee or Person is not entitled to be indemnified by the LLC as authorized hereunder.

      13.1.4 The indemnification provided by this Section 13.1 shall not be deemed to be exclusive of any other rights to which any Person may be entitled under any agreement, or as a matter of law, or otherwise, both as to action in a Person's official capacity and to action in another capacity.

      13.1.5 The Managers shall have power to purchase and maintain insurance on behalf of the LLC, the Managers, officers, employees or agents of the LLC and any other Indemnitees at the expense of the LLC, against any liability asserted against or incurred by them in any such capacity whether or not the LLC would have the power to indemnify such Persons against such liability under the provisions of this Agreement.

13.2  Limitation of Liability
      Notwithstanding anything to the contrary herein contained, the debts, obligations and liabilities of the LLC shall be solely the debts, obligations and liabilities of the LLC; and no Manager or Member shall be obligated personally for any such debt, obligation or liability of the LLC solely by reason of being a Manager or Member of the LLC.


14.   Termination

14.1  Termination
      The LLC shall be dissolved, its assets disposed of and its affairs wound up upon the first to occur of the following:

      14.1.1    the expiration of its stated term;

      14.1.2 the affirmative vote of Members holding 80% of the Units entitled to vote thereon;

      14.1.3 the death, Bankruptcy or Dissolution of a Member ("Dissolution Event"), unless the holders of Units representing a majority of votes (determined pursuant to Section 2.4) continues the business of the LLC within 90 days following the occurrence of any such event, pursuant to Section 14.2 below; or

      14.1.4    the entry of a decree of judicial dissolution under the Act.

14.2  Continuance of the LLC
      Notwithstanding the foregoing provisions of Section 14.1, upon the occurrence of a Dissolution Event, if there are at least two remaining Members, the holders of Units representing a majority of votes (determined pursuant to Section 2.4) may avoid dissolution of the LLC and elect within 90 days after a Dissolution Event to continue the business of the LLC on the same terms as this Agreement. Expenses incurred in the continuance of the LLC shall be deemed expenses of the LLC.

14.3  Authority to Wind Up
      The Managers shall have all necessary power and authority required to marshal the assets of the LLC, to pay its creditors, to distribute assets and otherwise wind up the business and affairs of the LLC. In particular, the Managers shall have the authority to continue to conduct the business and affairs of the LLC insofar as such continued operation remains consistent, in the judgment of the Managers, with the orderly winding up of the LLC.

14.4  Winding Up and Certificate of Cancellation
      The winding up of the LLC shall be completed when all debts, liabilities and obligations of the LLC have been paid and discharged or reasonably adequate provision therefor has been made, and all of the remaining property and assets of the LLC have been distributed to the Members. Upon the completion of winding up of the LLC, a Certificate of Cancellation shall be filed with the Office of the Secretary of State of California.

14.5  Distribution of Assets
      Upon dissolution and winding up of the LLC, the affairs of the LLC shall be wound up and the LLC liquidated by the Managers. Pursuant to such liquidation the assets of the LLC shall be sold unless the Members shall consent to a distribution in kind of the assets. If the Members do not consent to a distribution in kind but the Managers determine that an immediate sale would be financially inadvisable, they may defer sale of the LLC assets for a reasonable time. If any assets are distributed in kind, then they shall be distributed on the basis of the fair market value thereof as determined by appraisal, and shall be deemed to have been sold at such fair market value for purposes of the allocations under Section
      10. Unless the Members otherwise agree, if any assets are to be distributed in kind, they shall be distributed to the Members, as tenants-in-common, in undivided interests in proportion to distributions to which the Members are entitled under this Section 14.5. The assets of the LLC, whether cash or in kind shall be distributed as follows in accordance with the Act:

      14.5.1 to creditors of the LLC in the order of priority provided by law; and

      14.5.2 the Members and Assignees in accordance with the positive balances in their Capital Accounts, after adjustment for allocations of income and loss realized during the year of dissolution, and except as specifically provided in Sections 3 and 11, no Member or Assignee shall have any obligation at any time to repay or restore to the LLC all or any part of any distribution made to it from the LLC in accordance with this Sections 14.5 or 11 or to make any additional contribution of capital to the LLC.

      The distributions in this Section 14.5 shall be made when dissolution occurs, or, if later, within 90 days following the event triggering the dissolution. The LLC shall terminate when all of its assets have been sold and/or distributed and all of its affairs have been wound up.

14.5  Termination of a Member's Association with the LLC
      Should a Member no longer have an association with the LLC (as defined herein), the LLC shall have the right, but not the obligation, to repurchase all shares of the LLC owned by the Member, upon demand and at the price originally paid by the Member for those shares. An "association with the LLC" shall be defined as being an employee or consultant of the LLC, the Partnerships, or Alliance Semiconductor Corporation (including its subsidiaries, and parent, if any).


15.   Definitions
The following terms shall have the meanings set forth for purposes of this
Agreement:

15.1 Accounting Period shall mean for each Fiscal Year the period beginning on the 1st of January and ending on the 31st of December; provided however, that the first Accounting Period shall commence on the date of formation of the LLC and shall end on December 31, 1999; and provided, further, that a new Accounting Period shall commence on any date on which an Additional or Substituted Member is admitted to the LLC or a Member ceases to be a Member for any reason.

15.2  Act shall have the meaning set forth in Section 1.1.

15.3 Additional Member shall mean a Member admitted as a Member after the date this Agreement becomes effective.

15.4 Capital Account shall mean, with respect to any Member, a separate account maintained by the LLC with respect to such Member in accordance with the following provisions:

      15.4.1    The Capital Account of each Member shall be increased by:

           15.5.1.1 the amount of money and the fair market value of any property contributed to the LLC by such Member (net of any liabilities secured by such property that the LLC is considered to assume or hold subject to for purposes of Section 752 of the
                Code),

           15.5.1.2 such Member's share of Net Income (or items thereof) and other items of LLC income and gain allocated to it pursuant to this Agreement, and

           15.5.1.3 the amount of liabilities of the LLC assumed by such Member or (to the extent not taken into account under Section 15.5.1.2 above) and any other amounts required by Treasury Regulation
                Section 1.704-1(b), provided that the Board of Managers determines that such increase is consistent with the economic arrangement among the Members as expressed in this Agreement; and

      15.4.2    shall be decreased by:

           15.4.2.1 the amount of money and the agreed fair market value of any property distributed by the LLC to such Member pursuant to the provisions of this Agreement (net of any liabilities secured by such property that such Member is considered to assume or hold subject to for purposes of Section 752 of the Code),

           15.4.2.2 such Member's share of Net Loss (or items thereof) and other items of LLC loss and deduction allocated to it pursuant to this Agreement, and

           15.4.2.3 the amount of liabilities of such Member assumed by the LLC (to the extent not taken into account under 15.4.2.1 above) and any other amounts required by Treasury Regulation Section 1.704-1(b), provided that the Board of Managers determines that such decrease is consistent with the economic arrangement among the Members as expressed in this Agreement.

15.5 Agreement shall mean this LLC Agreement as the same shall be amended from time to time.

15.6  Articles of Organization shall have the meaning set forth in Section 1.1.

15.7 Assignee shall mean a transferee or a Permitted Transferee of a Units who has not been admitted as a Substitute Member.

15.8  Board of Managers shall have the meaning set forth in Section 5.1.

15.9 Bankruptcy shall mean with respect to any Person that a petition shall have been filed by or against such Person as a "debtor" and the adjudication of such Person as a bankrupt under the provisions of the bankruptcy laws of the United States of America shall have commenced, or that such Person shall have made an assignment for the benefit of its creditors generally or a receiver shall have been appointed for substantially all of the property and assets of such Person.

15.10 Capital Contribution of a Member shall mean that amount of capital actually contributed by the Member to the LLC pursuant to Section 3 hereof.

15.11 Carried Interest from Alliance Ventures I, L.P. and Carried Interest from Alliance Ventures II, L.P. shall mean the LLC's right to receive (as general partner of Alliance Ventures I, L.P.) 15% of Net Profits from Portfolio Investments as set forth at Sections 3.2 and 3.3 of the Alliance Ventures I, L.P. Partnership Agreement, the LLC's right to receive (as general partner of Alliance Ventures II, L.P.) 15% of Net Profits from Portfolio Investments as set forth at Sections 3.2 and 3.3 of the Alliance Ventures II, L.P. Partnership Agreement, respectively.

15.12 Carried Interest from Alliance Ventures III, L.P., Carried Interest from Alliance Ventures IV, L.P. and Carried Interest from Alliance Ventures V, L.P. shall mean the LLC's right to receive (as general partner of Alliance Ventures III, L.P.) 15% of Net Profits from Portfolio Investments as set forth at Sections 3.2 and 3.3 of Alliance Ventures III, L.P. Partnership Agreement, the LLC's right to receive (as general partner of Alliance Ventures IV, L.P.) 15% of Net Profits from Portfolio Investments as set forth at Sections 3.2 and 3.3 of Alliance Ventures IV, L.P. Partnership Agreement, and the LLC's right to receive (as general partner of Alliance Ventures V, L.P.) 15% of Net Profits from Portfolio Investments as set forth at Sections 3.2 and 3.3 of Alliance Ventures V, L.P. Partnership Agreement, respectively.

15.13 Carrying Value means, with respect to any LLC asset, the asset's adjusted basis for federal income tax purposes, except as follows:

      15.13.1 The initial Carrying Value of any asset contributed by a Member to the LLC shall be the agreed-upon fair market value of the asset upon contribution, as determined by the contributing Member and the LLC. The initial Carrying Values of the assets contributed to the LLC as Capital Contributions are set forth on Exhibit A hereto.

      15.13.2 In the discretion of the Board of Managers, the Carrying Values of all LLC assets may be adjusted to equal their respective fair market values, as determined by the Board of Managers, and the resulting unrecognized gain or loss allocated to the Capital Accounts of the Members as though such assets had been sold for their respective fair market values as of the following times:

           15.13.2.1 the acquisition of an additional interest in the LLC by any new or existing Member in exchange for more than a de minimis capital contribution; and

           15.13.2.2 the distribution by the LLC to a Member of more than a de minimis amount of LLC assets, unless all Members receive simultaneous distributions of either undivided interests in the distributed property or identical LLC assets in proportion to their interests in the LLC.

      15.13.3 The Carrying Values of all LLC assets shall be adjusted to equal their respective fair market values, as determined by the Board of Managers, and the resulting unrecognized gain or loss allocated to the Capital Accounts of the Members as though such assets had been sold for their respective fair market values as of the following times:

           15.13.3.1 the date the LLC is liquidated within the meaning of Treasury Regulation Section 1.704-1 (b)(2)(ii)(g); and

           15.13.3.2 the termination of the LLC pursuant to the provisions of this Agreement.

      15.13.4 The Carrying Values of LLC assets shall be increased or decreased to the extent required under Treasury Regulation Section 1.704-1(b)(2)(iv)(m) in the event that the adjusted tax basis of LLC assets is adjusted pursuant to Code Sections 732, 734 or 743.

      15.13.5 The Carrying Value of a LLC Asset that is distributed (whether in liquidation of the LLC or otherwise) to one or more Members shall be adjusted to equal its fair market value, as determined by the Board of Managers, and the resulting unrecognized gain or loss allocated to the Capital Accounts of the Members as though such asset had been sold for such fair market value.

      15.13.6 The Carrying Value of a LLC asset shall be adjusted by the depreciation, amortization or other cost recovery deductions, if any, taken into account by the LLC with respect to such asset in computing Net Income or Net Loss.

15.14 Code shall mean the Internal Revenue Code of 1986, as amended.

15.15 Dissociated Member shall have the meaning given that term in Section 2.9.

15.16 Dissolution of a Member that is not a natural person shall mean that such Member has terminated its existence, whether partnership or corporate, wound up its affairs and dissolved; provided, however, that a change in the membership of any Member that is a general partnership shall not constitute "Dissolution" hereunder, whether or not the Member is deemed technically dissolved for partnership law purposes, so long as the business of the Member is continued.

15.17 Dissolution Event shall mean the death or dissolution of a Member, the occurrence of which terminates the Member's continued membership in the LLC and results in the dissolution of the LLC under the Act unless the holders of Units representing a majority of votes (determined pursuant to Section 2.4) agree otherwise pursuant to Section 14.2.

15.16 Fiscal Year shall mean the period from January 1 to December 31 of each year, or as otherwise required by law.

15.17 Incompetency of a person shall mean that such person shall have been judged incompetent or insane by a decree of a court or administrative tribunal of appropriate jurisdiction.

15.18 Initial Contribution shall have the meaning set forth in Section 3.1.

15.19 Marketable Security shall refer to a security that is (a) registered under the Securities Act, (b) traded on a national securities exchange or over-the-counter, (c) currently the subject of an issuer-filed Securities Act registration statement, (d) a direct obligation of, or an obligation guaranteed as to principal and interest by, the United States, a certificate of deposit maturing within one year or less issued by an institution insured by the Federal Deposit insurance Corporation, or a similar security, or (e) transferable pursuant to SEC Rule 144.

15.20 Members shall mean all Members of the LLC, including Substitute Members, and Additional Members, but does not include Assignees.

15.21 Net Income or Net Loss shall mean the net book income or loss of the LLC for any relevant period. The net book income or loss of the LLC shall be computed in accordance with Federal income tax principles under the method of accounting elected by the LLC for Federal income tax purposes, and as otherwise adjusted by:

      15.21.1 including as income or deductions, as appropriate, any tax-exempt income and related expenses that are neither properly included in the computation of taxable income nor capitalized for Federal income tax purposes;

      15.21.2 including as a deduction when paid or incurred (depending on the LLC's method of accounting) any amounts utilized to organize the LLC or to promote the sale of (or to sell) an interest in the LLC, except that amounts for which an election is properly made by the LLC under
           Section 709(b) of the Code shall be accounted for as provided therein;

      15.21.3 including as a deduction any losses incurred by the LLC in connection with the sale or exchange of property notwithstanding that such losses may be disallowed to the LLC for Federal income tax purposes under the related party rules of the Code (including Code Sections 267(a)(1) or 707(b));

      15.21.4 calculating the gain or loss on disposition of LLC assets and the depreciation, amortization or other cost- recovery deductions, if any, with respect to LLC assets by reference to their Carrying Value rather than their adjusted tax basis; and

      15.21.5 excluding as an item of income, gain, loss or deduction any items allocated pursuant to Section 10.2 of this Agreement.

15.22 Partnerships shall mean Alliance  Ventures I,  L.P., a California limited
      partnership  and  Alliance   Ventures II,   L.P.,  a  California  limited
      partnership.

15.23 Permitted Transfer shall have the meaning set forth in Section 12.4 hereof.

15.24 Person shall mean a natural person, partnership (whether general or limited and whether domestic or foreign), LLC, foreign limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or representative capacity.

15.25 Substitute Member shall mean an Assignee who has been admitted to all the rights of membership pursuant to this Agreement.

15.26 Transfer shall mean any transfer, sale, encumbrance, mortgage, assignment or other disposition.

15.27 Treasury Regulations shall mean regulations issued pursuant to the Code.

15.28 Unit Register shall have the meaning set forth in Section 8.4.


16.   Miscellaneous

16.1  Amendment
      This Agreement may be amended only with the consent of the Members; provided however, that no amendment that adversely affects the rights of one class of Units in a manner different than that of another class of Units shall be effective against any holder of such adversely affected Units who has not consented thereto.

16.2  Power of Attorney
      By signing this Agreement, each Member designates and appoints the Managers as its or his true and lawful attorney, in his name, place and stead, to make, execute, sign and file such instruments, documents or certificates which may from time to time be required by the laws of the United States of America and the State of California and any political subdivision thereof or any other state or political subdivision in which the LLC shall do business to carry out the purposes of this Agreement, except where such action requires the express approval of the Members hereunder. Such attorney is not hereby granted any authority on behalf of the undersigned Members to amend this Agreement except that as attorney for each of the undersigned Members, the Managers shall have the authority to amend this Agreement and the LLC's Articles of Organization as may be required to give effect to the transactions below following any necessary approvals or consents of the Members:

      16.2.1    extensions of the term of the LLC;

      16.2.2    admissions of additional Members;

      16.2.3    transfer of a Member's Units;

      16.2.4    withdrawals or distributions; and

      16.2.5    contributions of additional capital.

      The Managers shall provide to the Members copies of all documents executed pursuant to the power of attorney contained in this Section 16.2.

16.3  Withholding Taxes

      16.3.1 The LLC shall at all times be entitled to make payments with respect to any Member or Assignee in amounts required to discharge any obligation of the LLC to withhold or make payments to any governmental authority with respect to any federal, state, local or other jurisdictional tax liability of such Member or Assignee arising as a result of such Member or Assignee's interest in the LLC. To the extent each such payment satisfies an obligation of the LLC to withhold with respect to any distribution to a Member or Assignee on which the LLC did not withhold or with respect to any Member's or Assignee's allocable share of the income of the LLC, each such payment shall be deemed to be a loan by the LLC to such Member or Assignee (which loan shall be deemed to be immediately due and payable) and shall not be deemed a distribution to such Member or Assignee. The amount of such payments made with respect to such Member or Assignee, plus interest, on each such amount from the date of each such payment until such amount is repaid to the LLC at an interest rate per annum equal to the prime rate, from time to time in effect, of the Bank of California, San Francisco, California, shall be repaid to the LLC by:

           16.3.1.1 deduction from any cash distributions made to such Member or Assignee pursuant to this Agreement;

           16.3.1.2 deduction from any non-cash distributions made to such Member or Assignee; or

           16.3.1.3 earlier payment by such Member or Assignee to the LLC, in each case as determined by the Managers in their sole discretion.

           The Managers may, in their discretion, defer making distributions to any Member or Assignee owing amounts to the LLC pursuant to this
           Section 16.3 until such amounts are paid to the LLC and shall in addition exercise any other rights of a creditor with respect to such amounts.

      16.3.2 Each Member or Assignee agrees to indemnify and hold harmless the LLC and the Managers and each of the Members, from and against any liability for taxes, interest or penalties that may be asserted by reason of the failure to deduct and withhold tax on amounts distributable or allocable to said Member or Assignee. Any amount payable as indemnity hereunder by a Member or Assignee shall be paid promptly to the LLC upon request for such payment from the Managers, and if not so paid, the Managers and the LLC shall be entitled to claim against and deduct all such amounts from the Capital Account of, or from any distribution due to, the affected Member or Assignee.

16.4  Further Assurances
      The parties agree to execute and deliver any further instruments or documents and perform any additional acts that are or may become necessary to effectuate and carry on the LLC created by this Agreement.

16.5  Binding Effect
      Subject to the restrictions on transfer set forth in Section 12, this Agreement shall be binding on and inures to the benefit of the Members and their respective transferees, successors, assigns and legal representatives.

16.6  Governing Law
      This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

16.7  Entire Agreement
      This Agreement constitutes the entire agreement among the parties with respect to the subject matter herein.

16.8  Arbitration
      Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Santa Clara or San Mateo County, California in accordance with the rules then obtaining, of the American Arbitration Association regarding commercial arbitration. Judgment upon the award rendered may be entered into any court having jurisdiction thereof. The losing party shall bear the costs and expenses of such arbitration.

16.9  Counterparts
      This Agreement may be executed in one or more counterparts with the same force and effect as if each of the signatories had executed the same instrument.

16.10 Amendment of Prior Agreement
      By executing this Agreement, the parties intend to replace the Prior Agreement dated October 15, 1999 with this Agreement, on the Effective Date of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the date first above written.

Members:

By:  /s/ N. Damodar Reddy             By: /s/ C.N. Reddy
     ----------------------------         ---------------------------
signature                             signature

N. Damodar Reddy                      C.N. Reddy
---------------------------------     -------------------------------
printed name                          printed name

By:  /s/ V.R. Ranganath               By: /s/ Bradley Perkins
     ----------------------------         ---------------------------
signature                             signature

V.R. Ranganath                        Bradley Perkins
---------------------------------     -------------------------------
printed name                          printed name

By:  /s/ David Eichler
     ----------------------------
signature

David Eichler
---------------------------------
printed name

Alliance Semiconductor
Corporation

By:  /s/ N. Damodar Reddy
     ----------------------------
signature of authorized
representative

N. Damodar Reddy
---------------------------------
printed name

President and CEO
---------------------------------
title

                                    Exhibit A
                            Members and Unit Holdings



Member                           Number of Units    Initial Carrying Value
-------------------------------------------------------------------------------

Alliance Semiconductor       10,000 Common Units      $2,500.00
 Corporation

N. Damodar Reddy             10,000 Series A Units    $2,500.00
                             10,000 Series B Units    $2,500.00
                              8,000 Series C Units    $2,000.00
                             10,000 Series D Units    $2,500.00
                             10,000 Series E Units    $2,500.00

C.N. Reddy                   10,000 Series A Units    $2,500.00
                             10,000 Series B Units    $2,500.00
                              8,000 Series C Units    $2,000.00
                             10,000 Series D Units    $2,500.00
                             10,000 Series E Units    $2,500.00

V.R. Ranganath               10,000 Series A Units    $2,500.00
                             10,000 Series B Units    $2,500.00
                              9,333 Series C Units    $2,333.25
                             10,000 Series D Units    $2,500.00
                             10,000 Series E Units    $2,500.00

Bradley Perkins                 632 Series A Units      $158.00
                               1000 Series B Units      $250.00
                                933 Series C Units      $233.25
                               1000 Series D Units      $250.00
                               1000 Series E Units      $250.00

David Eichler                   421 Series A Units      $105.25
                                764 Series B Units      $191.00
                                600 Series C Units      $150.00
                                764 Series D Units      $191.00
                                764 Series E Units      $191.00

Shastri Divakaruni            2,941 Series B Units      $735.25
                              6,000 Series C Units    $1,500.00
